Exhibit 99.1

FOR FURTHER INFORMATION:

Michael W. McCarthy

VP- Corporate Communications

Photronics, Inc.

(203)775-9000

mmccarthy@brk.photronics.com

FOR IMMEDIATE RELEASE

February 15, 2005

PHOTRONICS REPORTS FIRST QUARTER RESULTS

FIRST QUARTER HIGHLIGHTS

•	Revenues of $101.2 million exceed expectations

•	Total long-term debt reduced to $276.5 million from $318.9 million at the end of fiscal 2004

BROOKFIELD, Connecticut February 15, 2005 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported fiscal 2005 first quarter results for the period ended January 30, 2005.

Sales for the quarter were $101.2 million, up 11.8%, compared to $90.5 million for the first quarter of fiscal year 2004. Net income for the first quarter of fiscal year 2005 amounted to $4.5 million, or $0.13 per diluted share compared to net income of $2.1 million, or $0.07 per diluted share for the first quarter of fiscal 2004. Net income for the first quarter of fiscal year 2005 included:

•	$1.2 million of expense, or $0.03 per diluted share related to the open market repurchase of $41.4 million of the Company’s outstanding 4 ¾% Convertible Subordinated Notes.

Sean T. Smith, Chief Financial Officer, commented on the Company’s financial performance. “Revenues and earnings exceeded expectations as a result of our expanded ability to supply large area mask technology and services into the flat panel display market. Our operations performed well and showed strong operating margin improvement from the year ago period.” He added, “Going forward, every department in our global organization will be focusing on maximizing asset utilization so that we can leverage the investments we have made to grow our business.”

Constantine “Deno” Macricostas, Chairman and Chief Executive Officer stated, “I am pleased with the momentum with which we are beginning the new fiscal year. Design activity in the 180 nanometer node has been active, while we are seeing an increasing number of customers beginning to shift the focus of their design teams

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PHOTRONICS REPORTS FIRST QUARTER RESULTS	PAGE TWO

toward 130 nanometer process technologies. Our position in these nodes, across all regions we serve, is quite strong and we have positioned the Company to increase its share of these growing markets.” He added, “Since acquiring majority control of our Korean operation in 2001, we have been steadily expanding our large area mask capabilities. Our disciplined approach to supporting this market has enabled us to establish a potent competitive presence upon which we continue to build. We believe that through our global leadership position, we can continue to grow our share in this expanding market by sharing with these customers our experience in providing cost effective mask technology solutions.”

A conference call with investors and the media to discuss these results can be accessed by logging onto Photronics’ web site at www.photronics.com/, then clicking on the “Conference Calls” button in the top right corner of the home page. The call is scheduled for 8:30 a.m. Eastern Standard Time on Wednesday, February 16th and will be archived for instant replay access until the Company reports its fiscal second quarter results the week of May 16, 2005. The live call dial-in number is (706) 634-5086.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor and flat panel display substrates during the fabrication of integrated circuits and flat panel displays. The photomask produced by Photronics are in accordance with designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

CyberMask is a trademark of Photronics, Inc.

05-Photronics Earnings FY05 Q1 Text

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	January 30 2005		February 1 2004
Net sales	$101,183		$90,489
Costs and expenses:
Cost of sales	69,183		61,851
Selling, general and administrative	12,719		13,534
Research and development	7,774		7,441

Operating income	11,507		7,663
Other expense, net	(3,024	) (a)	(2,713)

Income before income taxes and minority interest	8,483	(a)	4,950
Income tax provision	1,835		1,293

Income before minority interest	6,648	(a)	3,657
Minority interest	(2,103)		(1,515)

Net income	$4,545	(a)	$2,142

Earnings per share:
Basic	$0.14	(a)	$0.07

Diluted	$0.13	(a)	$0.07

Weighted average number of common shares outstanding:
Basic	32,703		32,493

Diluted	42,294		32,790

(a)	Includes early extinguishment charge of $1.2 million after tax or $.03 per diluted share in connection with the early redemption of $41.4 million of the Company’s 4.75 % convertible notes.

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(in thousands)

	January 30 2005	October 31 2004
Assets
Current assets:
Cash, cash equivalents and short-term investments of $30,733 in 2005 and $84,628 in 2004	$149,339	$226,928
Accounts receivable	70,351	68,737
Inventories	17,394	16,066
Other current assets	37,145	33,995

Total current assets	274,229	345,726

Property, plant and equipment, net	409,406	396,461
Intangible assets, net	137,835	117,430
Other assets	9,740	13,254

	$831,210	$872,871

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,038	$3,018
Accounts payable	55,263	57,746
Other accrued liabilities	25,814	29,900

Total current liabilities	84,115	90,664

Long-term debt	273,453	315,888
Deferred income taxes and other liabilities	52,534	52,122
Minority interest	59,712	64,724

Shareholders’ equity	361,396	349,473

	$831,210	$872,871

PHOTRONICS, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended
	January 30 2005	February 1 2004
Cash flows from operating activities:
Net income	$4,545	$2,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,178	21,115
Loss on repurchase of notes	1,212	—
Changes in assets and liabilities and other	319	(7,959)

Net cash provided by operating activities	27,254	15,298

Cash flows from investing activities:
Deposits on and purchases of property, plant and equipment	(18,543)	(10,740)
Purchases of short-term investments	—	(91,221)
Investments in photomask operations	(40,350)	—
Proceeds from sales of short-term investments and other	53,906	638

Net cash used in investing activities	(4,987)	(101,323)

Cash flows from financing activities:
Repayment of long-term debt, net	(44,218)	(2,082)
Proceeds from issuance of common stock	568	154

Net cash used in financing activities	(43,650)	(1,928)

Effect of exchange rate changes on cash flows	(2,311)	878

Net decrease in cash and cash equivalents	(23,694)	(87,075)
Cash and cash equivalents, beginning of period	142,300	214,777

Cash and cash equivalents, end of period	$118,606	$127,702